Exhibit 99.1

SUNSHINE BIOPHARMA REPORTS OPERATING RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023

Sales Grew at an Average Rate of 14% Per Quarter During the Year

NEW YORK, NY / ACCESSWIRE / April 1, 2024 / Sunshine Biopharma Inc. (NASDAQ: “SBFM”) (the “Company”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals today announced that it has filed its 2023 financial results on Form 10-K on Thursday March 28, 2024. The following are highlights of the report:

•	Sales in 2023 grew to a total of $24,092,787, primarily as a result of a full year of revenues generated by the acquisition of Nora Pharma in October 2022. Nora Pharma’s revenues for its fiscal year ended June 30, 2022, were $10,766,982.

•	The average 2023 quarter-over-quarter growth rate in sales was 14%.

•	Loss per share decreased from a negative $1.76 per share in 2022 to a negative $0.19 per share in 2023, predominantly due to a one-time write-off of goodwill in 2022.

•	Completed a private placement of approximately $5 million in gross proceeds for use in part for expansion of sales operations.

•	Repurchased 513,723 shares of the Company’s common stock on the market for a total of $541,143.

•	The Company’s two proprietary drugs in development advanced to the animal testing stage for both SBFM-PL4 targeted for SARS Coronavirus infections and K1.1 mRNA for liver cancer.

•	IND-enabling studies of Adva-27a anticancer compound were halted in November 2023 pending further analysis of unfavorable in vitro results obtained earlier in the year.

“We are happy with our 2023 results, as we continue to strive to achieve profitability,” said Dr. Steve Slilaty, CEO of Sunshine Biopharma. “We look forward to further growth in 2024 and beyond as we expand our operations and bring more life-saving drugs to market,” he added.

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The following are key items contained in the Company’s Income Statement included in the 2023 10-K:

	2023	2022
Sales	$24,092,787	$4,345,603
Gross Profit	$8,339,171	$1,696,575
General & Administrative Expenses	$13,124,470	$28,697,325
Goodwill impairment	$–	$18,326,719
Net Loss	$4,506,044	$26,744,440

About Sunshine Biopharma Inc.

Sunshine Biopharma currently 52 generic prescription drugs on the market in Canada and 32 additional drugs scheduled to be launched in Canada in 2024 and 2025. In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA for liver cancer, and (ii) PLpro protease inhibitor for SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

Safe Harbor Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company's product development and business prospects, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Additional Information Contact:

Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

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